EXHIBIT 99.1

ENGlobal Announces Annual Meeting Results

HOUSTON, June 19, 2014 (GLOBE NEWSWIRE) -- ENGlobal (Nasdaq:ENG), a leading provider of engineering and related project services, today announced the results of its 2014 annual stockholders' meeting held this morning in North Houston.

The formal business of the meeting included the election of the following directors to a one-year term: William A. Coskey, P.E., David W. Gent, P.E., Randall B. Hale, and David C. Roussel. In addition, ENGlobal's stockholders approved the ratification of the appointment of Hein & Associates LLP as the independent auditors of ENGlobal for fiscal year 2014. All measures passed with an approval rate in excess of 85% of the total common stock outstanding represented at the meeting, in person or by proxy.

Upon conclusion of the formal business of the meeting, ENGlobal's President and CEO, Mr. Coskey, provided an operational update to the stockholders.

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and related project services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of advanced automation, control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within the Engineering segment, ENGlobal's Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties.   For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ENGlobal's filings with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Mark Hess
         (281) 878-1000
         ir@ENGlobal.com